                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.    )


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

CHECK THE APPROPRIATE BOX:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2)
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                 CHEROKEE INC.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
               (Name of Registrant as Specified in Its Charter)

                                 CHEROKEE INC.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                  (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ........................................................................

    (2) Aggregate number of securities to which transaction applies:

        ........................................................................

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ........................................................................

    (4) Proposed maximum aggregate value of transaction:

        ........................................................................

    (5) Total fee paid:

        ........................................................................

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
                                    --------------------------------------------
        (2) Form Schedule or Registration Statement No.:
                                                         -----------------------
        (3) Filing Party:
                          ------------------------------------------------------
        (4) Date Filed:
                        --------------------------------------------------------

                                 CHEROKEE INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                On June 8, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Cherokee Inc. (the "Company") will be held at the Palisades Salon in the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, on June 8, 1998, at 10:00 A.M. (Pacific Time) for the following purposes:

     1. To elect five directors to the Board of Directors of the Company who will serve until the Company's 1999 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

     2. To consider and vote upon an amendment to expand the class of persons eligible to receive stock options under the Company's 1995 Incentive Stock Option Plan and to increase from 600,000 to 900,000 the number of shares authorized for issuance under the Company's 1995 Incentive Stock Option Plan; and

     3. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 24, 1998 will be entitled to notice of and to vote at said meeting or any adjournments thereof. A list of such stockholders shall be open to the examination of any stockholder at the meeting and for a period of ten days prior to the date of the meeting at the office of Cherokee Inc., 6835 Valjean Avenue, Van Nuys, California 91406.

     The enclosed proxy is solicited by the Board of Directors of the Company, which recommends that stockholders vote FOR the election of the nominees named therein and vote FOR approval of the amendment to the 1995 Incentive Stock Option Plan. The Board of Directors urges each stockholder to read carefully the enclosed proxy statement which is incorporated herein by reference.

                                    By Order of the Board of Directors,

                                    /s/ Carol A. Gratzke

                                    Carol A. Gratzke
                                    Secretary

6835 Valjean Avenue
Van Nuys, CA  91406
Dated:  May 8, 1998

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE 1998 ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL BE REVOCABLE ANY TIME PRIOR TO ITS EXERCISE EITHER IN WRITING OR BY VOTING YOUR SHARES PERSONALLY AT THE 1998 ANNUAL MEETING.

                                 CHEROKEE INC.
                              6835 VALJEAN AVENUE
                              VAN NUYS, CA  91406

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 8, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") and management of Cherokee Inc., a Delaware corporation ("Cherokee" or "Company"), of proxies to be used at the Annual Meeting of Stockholders to be held at the Palisades Salon in the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, on June 8, 1998, at 10:00 A.M. (Pacific Time) (the "Annual Meeting") and at any adjournments thereof. A form of the proxy is enclosed for use at the meeting. Stockholders are being asked to vote upon the election of five directors to the Board, to vote upon approval of an amendment to the 1995 Incentive Stock Option Plan of the Company and to transact such other business as may properly come before the meeting.

     If no instructions are given on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the directors nominated by the Board, FOR approval of the amendment to the 1995 Incentive Stock Option Plan and as recommended by the Board with regard to all other matters or if no such recommendation is given, in the discretion of the proxy holder. Proxies marked "withhold" and/or "abstain" will be counted towards the quorum requirement but will not be voted for the election of the Board's director nominees or the amendment to the 1995 Incentive Stock Option Plan.

     A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by submitting, prior to the time of the meeting, a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, are requested to so notify the Secretary of the Company prior to the time of the meeting.

     The mailing address of the Company is 6835 Valjean Avenue, Van Nuys, California 91406. The approximate date on which this Proxy Statement and form of proxy are being mailed to the stockholders is May 8, 1998.

                              GENERAL INFORMATION

OUTSTANDING SHARES AND VOTING RIGHTS

     There were 8,695,428 shares of common stock of the Company ("Common Stock") outstanding as of April 24, 1998, the Record Date for the stockholders entitled to vote at the Annual Meeting. Each stockholder of record at the close of business on April 24, 1998 is entitled to one vote for each share of Common Stock then held on each matter to come before the meeting, or any adjournments thereof.

     A majority of the votes eligible to be cast at the Annual Meeting by holders of Common Stock, or 4,347,715 votes, represented in person or by proxy at the Annual Meeting is required for a quorum. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The nominees receiving the five highest number of votes will become directors. Votes that are withheld from any nominee will be excluded from the vote and will have no effect. The proposal to amend the 1995 Incentive Stock Option Plan must receive the favorable vote of a majority of the shares of Common Stock represented and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions as to such proposal will have the same effect as votes against the proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal. Brokers who hold shares in street name have the authority to vote on certain "routine" matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. The Company's Certificate of Incorporation does not provide for cumulative voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 24, 1998 by each person believed by the Company to own beneficially more than 5% of the outstanding shares of any class of the Company's voting securities. Unless noted otherwise, the holders listed below have sole voting power and dispositive power over the shares beneficially held by them. Pursuant to the rules of the Securities Exchange Commission ("SEC"), in calculating percentage ownership, each holder is deemed to beneficially own his own shares subject to options exercisable within sixty days, but options owned by others (even if exercisable within sixty days) are deemed not to be outstanding shares. Percentage ownership is based on 8,695,428 shares of Common Stock outstanding on April 24, 1998.


NAME AND ADDRESS                    AMOUNT AND NATURE OF         PERCENTAGE
OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP          OF CLASS
-------------------                 --------------------         ----------
Timothy Ewing
2200 Ross Avenue
Suite 4660 West
Dallas, TX 75201................       2,123,096 /(A)/            24.4% /(A)/

Value Partners, Ltd.
C/O Ewing & Partners
2200 Ross Avenue
Suite 4660 West
Dallas, TX 75201................       2,104,069                  24.2%

Robert Margolis
6835 Valjean Avenue
Van Nuys, CA 91406..............       1,592,394 /(B)/            18.3% /(B)/

The Newstar Group, Inc.
dba The Wilstar Group
6835 Valjean Avenue
Van Nuys, CA 91406..............         718,541  /(C)/            8.3%  /(C)/

/(A)/ Includes 2,104,069 shares held directly by Value Partners, Ltd. Mr. Ewing is managing partner of Ewing & Partners, which is the general partner of Value Partners, Ltd.

/(B)/ Includes 718,541 shares owned by The Newstar Group, Inc. d/b/a The Wilstar Group ("Wilstar"). Mr. Margolis is sole shareholder of Wilstar.

/(C)/  Does not include 873,850 shares individually held by Mr. Margolis.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of April 24, 1998, owned by all directors, each of the executive officers named in the Executive Summary Compensation Table and all directors and executive officers as a group. Unless noted otherwise, the holders listed below have sole voting and dispositive power over the shares beneficially held by them. Pursuant to the rules of the SEC, in calculating percentage ownership, each holder is deemed to beneficially own his own shares subject to options exercisable within sixty days, but options owned by others (even if exercisable within sixty days) are deemed not to be outstanding shares. Percentage ownership is based on 8,695,428 shares of Common Stock outstanding on April 24, 1998.


                                                                     AMOUNT AND NATURE OF            PERCENTAGE
NAME OF BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP             OF CLASS
------------------------                                             ---------------------             --------
Robert Margolis /(A)/...........................................           1,592,394                     18.3%
Douglas Weitman.................................................             351,397                      4.0%
Jess Ravich /(B)/...............................................             188,349                      2.2%
Keith Hull /(C)/................................................              23,277                       *
Avi Dan /(D)/...................................................             401,544                      4.6%
Timothy Ewing /(E)/.............................................           2,123,096                     24.4%
Carol Gratzke /(F)/.............................................              79,748                       *
Patricia Warren /(G)/...........................................             163,134                      1.9%
All Executive Officers and directors as a group /(H)/...........           4,922,939                     56.0%

* = Less than 1%

/(A)/ Includes 873,853 shares held individually by Mr. Margolis and 718,541 owned by Wilstar. Mr. Margolis is the sole shareholder of Wilstar.

/(B)/ Includes 165,033 shares owned by Libra Investments, Inc. ("Libra"). Mr. Ravich is the Chairman and Chief Executive Officer of Libra and, therefore, may be deemed to be the beneficial owner of such shares.

/(C)/ Excludes 77,386 shares owned by Avondale Mills, Inc. Mr. Hull is a Vice President of Avondale Mills, Inc., however, he disclaims beneficial ownership of such shares.

/(D)/ Includes 378,267 shares owned by Axicom Capital Group. Mr. Dan is the President of Axicom Capital Group and, therefore, may be deemed to be the beneficial owner of such shares.

/(E)/ Includes 2,104,069 shares held directly by Value Partners, Ltd. Mr. Ewing is managing partner of Ewing & Partners, which is the general partner of Value Partner's Ltd. and, therefore, Mr. Ewing may be deemed to be the beneficial owner of such shares.

/(F)/ Includes 39,748 shares, which may be purchased pursuant to options that are or will be exercisable within sixty days of April 24, 1998. The number of shares issuable and the option exercise price are subject to adjustment in the event of a stock split or dividend, extraordinary dividend payment, recapitalization or certain other events.

/(G)/ Includes 60,137 shares, which shares may be purchased pursuant to options that are or will be exercisable within sixty days of April 24, 1998. The number of shares issuable and the option exercise price are subject to adjustment in the event of a stock split or dividend, extraordinary dividend payment, recapitalization or certain other events.

/(H)/ Includes 99,885 shares, which may be acquired pursuant to options that are or will be exercisable within sixty days of April 24, 1998.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, stockholders will be asked to elect five directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and shall qualify. All five current directors have been nominated for reelection at the Annual Meeting for one-year terms. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

     In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board. The Board has no present knowledge that any of the persons named will be unavailable to serve.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR BOARD OF DIRECTORS

     The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director of the Company, as well as his age, business experience, other directorships held by him and the period during which he has previously served as director of the Company.



                    NAME, AGE                                       PRINCIPAL OCCUPATION FOR PAST FIVE YEARS;
                       AND                                                     OTHER DIRECTORSHIPS;
        PRESENT POSITION WITH THE COMPANY                                       BUSINESS EXPERIENCE
------------------------------------------------                ---------------------------------------------------------
Robert Margolis, 50                                             Mr. Margolis has been a director of the Company since May
Director, Chairman of the Board of Directors and                1995.  Mr. Margolis was appointed Chairman of the Board and
Chief Executive Officer                                         Chief Executive Officer of the Company on May 5, 1995.  Mr.
                                                                Margolis was the co-founder of the Company's Apparel Division in 1981.  He had been the Co-Chairman of the Board of
                                                                Directors, President and Chief Executive Officer of the
                                                                Company since June 1990 and became Chairman of the Board on
                                                                June 1, 1993.  Mr. Margolis resigned all of his positions with the Company on October 31, 1993 and entered into a one-year consulting agreement with the Company.  Since 1994 Mr.
                                                                Margolis has been Chief Executive Officer and a director of a privately owned company which operates various textile and apparel related enterprises, including a private label
                                                                manufacturing operation.  Wilstar's private label
                                                                manufacturing operations were sold to an unrelated party in
                                                                April 1997.  Wilstar provides Mr. Margolis' services as Chief
                                                                Executive Officer of the Company pursuant to the terms of a management agreement between the Company and Wilstar (the
                                                                "Wilstar Management Agreement").

Timothy Ewing, 38                                               Mr. Ewing has been a director of the Company since September
Director                                                        1997.  Mr. Ewing, a Chartered Financial Analyst, is
                                                                managing partner of Ewing & Partners and manager of Value
                                                                Partners, Ltd., a Texas-based private investment partnership formed in 1989.  Mr. Ewing currently serves on the board of directors of The Baylor Healthcare System Foundation, the
                                                                governing board of a Hospital System based in Dallas, Texas, and is vice president of the board of directors of First
                                                                Fidelity Bancorp, Inc., a bank holding company in Irvine,
                                                                California.

Douglas Weitman, 54                                             Mr. Weitman has been a director of the Company since May 1995.
Director                                                        For more than six years, Mr. Weitman has been the Chief


                                       Executive Officer of Security Textile Corp., a privately owned manufacturer of apparel and textile related products.  When
                                       Mr. Weitman first joined the Board in 1995, he was nominated pursuant to the terms of the Wilstar Management Agreement
                                       which provides Wilstar may nominate two members of the Board.

Jess Ravich, 40                        Mr. Ravich has been a director of the Company since May 1995.
Director                               Mr. Ravich has been the Chief Executive Officer and the
                                       majority shareholder of Libra Investments, Inc. ("Libra") a registered broker dealer since it was founded in June 1991.
                                       From March 1990 to March 1991, he was Executive Vice President
                                       and director of High Yield Trading with Jeffries & Co. a
                                       registered broker dealer.

Keith Hull, 45                         Mr. Hull has been a director since June 1995.  For more than
Director                               six years, Mr. Hull has been President of Avondale Fabrics and
                                       Vice President of its parent, Avondale Mills, Inc.  Avondale
                                       Mills is a diversified manufacturer of textiles.  When Mr.
                                       Hull first joined the Board in 1995, he was nominated pursuant to the terms of the Wilstar Management Agreement which
                                       provides Wilstar may nominate two members of the Board.

THE BOARD RECOMMENDS VOTES FOR THE ELECTION OF ALL FIVE NOMINEES FOR DIRECTORS. ALL THE NOMINEES CURRENTLY SERVE AS DIRECTORS OF THE COMPANY. PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE VOTED FOR ALL FIVE NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business affairs of the Company are managed under the direction of the Board of Directors, although the Board is not involved in day-to-day operations. During the eight months ended January 31, 1998 (the "Eight Month Fiscal Period") the Board met six times. Each director attended at least 75% of all Board and applicable committee meetings during the Eight Month Fiscal Period.

AUDIT COMMITTEE

     The Audit Committee recommends to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of the Company's books and records; reviews with such accounting firm the scope and results of the annual audit; consults with the independent accountants with regard to the adequacy of the Company's system of internal accounting controls; and reviews fees charged by the independent accountants for professional services.

     The Company's independent public accountants are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. The Audit Committee consists of two non-employee directors, Mr. Hull and Mr. Dan. The Audit Committee met once during the Eight Month Fiscal Period.

COMPENSATION COMMITTEE

     The Company's compensation program for executives is administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Mr. Ravich, Mr. Ewing, and Mr. Weitman, all of whom are non-employee directors and outside directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code, respectively. The committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to the Company's executives. The Compensation Committee met three times during the Eight Month Fiscal Period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Except for Mr. Margolis, who is the Chief Executive Officer, a director and, as of June 23, 1997, the sole shareholder of Wilstar, and Mr. Weitman, who, until June 23, 1997, was a director and shareholder of Wilstar, none of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company. On May 4, 1995, the Company and Wilstar entered into the Wilstar Management Agreement pursuant to which Wilstar agreed to provide executive management services to the Company by providing the services of Robert Margolis as Chief Executive Officer. The Wilstar Management Agreement was amended for services rendered on or after June 1, 1997 (see "Employment Contracts and Management Agreements" below for a further description of the Wilstar Agreement as amended).

     Since May 26, 1995, the Company has shared office space with Wilstar at an office facility in Van Nuys, California which Wilstar leases from an unaffiliated third party. Mr. Margolis serves as chief executive officer of Wilstar. Prior to November 1, 1997 the Company used approximately one-half of such space and paid Wilstar for such usage at the rate of $.75 per square foot or $1,125 per month plus one-half of certain costs relating to the office space. The rent and costs were prorated based upon square footage used by the Company and Wilstar did not profit therefrom. Beginning November 1, 1997, the Company increased its rental space to 3,685 square feet and currently pays Wilstar $2,762 in rent per month which includes costs relating to the office space. The Company believes this facility is currently adequate for its expected requirements for the next few years and when the lease held by Wilstar has expired, the Company currently anticipates negotiating a new lease with the facility's owner. The Company also rents 4,000 square feet of Wilstar's warehouse as a storage facility and pays rent at a rate of $.50 per square foot. The Company believes that its rental of such office and warehouse space from Wilstar is on terms no less favorable than could be obtained from an unaffiliated third party.

     For more information with respect to certain transactions and relationships between the Company and certain executive officers, directors and related parties, see "Certain Relationships and Related Transactions" below.

DIRECTORS' REMUNERATION AND STOCK OPTIONS

     For their services on the Board during the Eight Month Fiscal Period, non-officer or non-employee directors were paid a retainer fee of $15,000 per annum and any director serving on more than one committee received an additional $7,500 per annum. The director fees are paid on a quarterly basis. Shown below is information concerning the amount or retainer or committee fee paid to each non-officer or non-employee director during the Eight Month Fiscal Period.

                                             FEES PAID IN THE EIGHT MONTH
                                             ------------------------------
DIRECTOR                                             FISCAL PERIOD
--------                                             -------------
Timothy Ewing.....................                      $ 7,500
Jeffrey Schultz...................                        9,225
Douglas Weitman...................                       12,750
Jess Ravich.......................                       12,750
Keith Hull........................                       16,500
Avi Dan...........................                       12,750
Herschel Elias....................                        5,250

     On September 15, 1997, Timothy Ewing, Douglas Weitman, Jess Ravich, Keith Hull, Avi Dan and Robert Margolis were granted five year options to purchase 5,000 shares each at an exercise price of $11.25, and Jeffrey Schultz was granted an option to purchase 20,000 shares. Due to the issuance by the Company of an extraordinary dividend, the exercise price of the options was adjusted to $6.80 and the number of shares issuable was adjusted to 8,277 and 33,109, respectively. All the directors exercised all of the above options on April 13, 1998.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 FOR EACH OF THE DIRECTORS NOMINATED IN ITEM 1

                                    ITEM 2.

               AMENDMENT TO THE 1995 INCENTIVE STOCK OPTION PLAN

GENERAL

     The Company established the Cherokee Inc. 1995 Incentive Stock Option Plan to enable executive officers, other key employees, and directors of the Company to participate in the ownership of the Company. The 1995 Incentive Stock Option Plan is designed to attract and retain executive officers, other key employees, and directors of the Company and to provide incentives to such persons to maximize the Company's performance. The 1995 Incentive Stock Option Plan provides for the award to executive officers, other key employees, and directors of the Company of nonqualified stock options and incentive stock options. Options granted under the 1995 Incentive Stock Option Plan provide participants with rights to acquire shares of Common Stock.

     Under the 1995 Incentive Stock Option Plan, not more than 600,000 shares of Common Stock and, subject to stockholder approval of this Item 2, not more than 900,000 shares of Common Stock, are authorized for issuance upon exercise of nonqualified stock options and incentive stock options. Furthermore, the maximum number of shares which may be subject to options granted under the 1995 Incentive Stock Option Plan to any individual in any calendar year cannot exceed 100,000 (subject to certain adjustments).

     The Compensation Committee of the Company's Board of Directors serves as the Stock Option Committee under the 1995 Incentive Stock Option Plan. As such, the Compensation Committee, which consists entirely of outside directors, administers the 1995 Incentive Stock Option Plan. Under the 1995 Incentive Stock Option Plan, the Stock Option Committee is authorized to select from among the eligible participants those individuals to whom options are to be granted, to determine the number of shares to be subject thereto, to determine the exercise price and other terms and conditions thereof, and to make all other determinations and take all other actions necessary or advisable for the administration of the 1995 Incentive Stock Option Plan. The Stock Option Committee is also authorized to construe and interpret the 1995 Incentive Stock Option Plan and to promulgate, amend and rescind rules and regulations relating to its administration. Subject to stockholder approval of this Item 2, the Board of Directors will administer the 1995 Incentive Stock Option Plan with respect to options granted to members of the Stock Option Committee.

     Options under the 1995 Incentive Stock Option Plan may be granted to officers, employees or directors (other than members of the Stock Option Committee while serving on the Stock Option Committee) of the Company or its subsidiaries, and, subject to stockholder approval of this Item 2, options under the 1995 Incentive Stock Option Plan may be granted to officers, employees or directors (regardless of whether they are serving as members of the Stock Option Committee) of the Company or its subsidiaries.

     Nonqualified stock options provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date.

     Incentive stock options are designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to restrictions contained in the Code, including the requirement that the exercise price of such options be equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on the term of such options, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

SECURITIES LAWS AND FEDERAL INCOME TAXES

     Securities Laws. The 1995 Incentive Stock Option Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Securities and Exchange Act of 1934 and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 1995 Incentive Stock Option Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

     General Federal Tax Consequences. Under current federal laws, in general, recipients of nonqualified stock options under the 1995 Incentive Stock Option Plan are taxable under Section 83 of the Code upon their receipt of Common Stock with respect to such options and, subject to Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of incentive stock options are generally not taxable on their receipt of Common Stock upon the exercise of incentive stock options if the incentive stock options and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises.

     Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the "performance-based compensation" exception if the grants are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

     The Company has attempted to structure the 1995 Incentive Stock Option Plan in such a manner that the remuneration attributable to stock options which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation.

AMENDMENT TO THE 1995 INCENTIVE STOCK OPTION PLAN

     As of May 1, 1998, the Board of Directors adopted and approved, subject to stockholder approval, the amendment to the Company's 1995 Incentive Stock Option Plan to expand the class of persons eligible to receive stock options thereunder and to increase the number of shares of Common Stock reserved for issuance thereunder from 600,000 shares to 900,000 shares. A copy of the amendment to the 1995 Incentive Stock Option Plan (titled "Second Amendment to Cherokee Inc. Incentive Stock Option Plan") is set forth as Exhibit A to this Proxy Statement. The Company's stockholders are asked to approve the adoption of this amendment to the 1995 Incentive Stock Option Plan at the 1998 Annual Meeting.

     Under the Company's 1995 Incentive Stock Option Plan as in effect prior to adoption of the amendment, any officer or other employee of the Company (or its subsidiaries), or any director of the Company (or its subsidiaries) other than a member of the Stock Option Committee while serving on the Stock Option Committee is eligible to receive options. The Company's Board of Directors believes that, in order to continue to retain, motivate, and attract directors essential to the continued success of the Company, it is necessary to make all of its directors eligible to receive options under the 1995 Incentive Stock Option Plan, irrespective of whether they are serving on the Stock Option Committee. The Board of Directors believes that expanding such eligibility to all directors will eliminate any disincentive to serving on the Stock Option Committee, a committee which performs the important function of administering the Company's 1995 Incentive Stock Option Plan. With respect to options granted to members of the Stock Option Committee, the Board of Directors, rather than the Stock Option Committee, will administer the 1995 Incentive Stock Option Plan.

     Under the Company's 1995 Incentive Stock Option Plan as in effect prior to adoption of the amendment, the aggregate number of shares of Common Stock that may be issued upon the exercise of options granted thereunder cannot exceed 600,000 shares of Common Stock. Due to the Company's need to attract, retain and reward its key employees and directors, the number of shares issuable pursuant to options granted under the 1995 Incentive Stock Option Plan is approaching the 600,000 share limit. The Company's Board of Directors believes that, in order to continue to retain, motivate, and attract key personnel essential to the continued success of the Company, it is necessary to maintain its current practice of providing meaningful incentive awards such as stock options. The Board of Directors believes that stock options have played a critical role in enabling the Company to create a motivated management team and to build a growing, highly competitive business. The Board of Directors also believes that the Company's 1995 Incentive Stock Option Plan has helped to stimulate a deeper commitment to the Company, minimize management turnover and reward continuous improvement in financial performance.

     The Board of Directors believes that this amendment to the Company's 1995 Incentive Stock Option Plan will promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain employees and directors and by providing a means to encourage stock ownership and proprietary interest in the Company to valued employees and directors upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend.

VOTE REQUIRED

     The affirmative vote of a majority of shares of Common Stock represented and entitled to vote in person or by proxy at the Annual Meeting is required for approval of the amendment to the Company's 1995 Incentive Stock Option Plan.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             THE AMENDMENT TO THE 1995 INCENTIVE STOCK OPTION PLAN

                             EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE

     The Summary Executive Compensation Table below sets forth the annual and long-term compensation for services in all capacities for the Eight Month Fiscal Period, the fiscal years ended May 31, 1997 ("Fiscal 1997"), and June 1, 1996 ("Fiscal 1996") for the Company's Chief Executive Officer and the two additional most highly compensated executive officers (the "Named Executive Officers"). Three Named Executive Officers are listed because the Company only has a total of twelve employees, the Company is no longer segregated into divisions and only the three Named Executive Officers serve in a policy making capacity.

                                                                                 LONG TERM
                                     ANNUAL COMPENSATION/(A)/                 COMPENSATION/(C)/
                             -----------------------------------------       -------------------
                                                                                SECURITIES
                                                                                UNDERLYING          ALL OTHER
      NAME AND                FISCAL     SALARY /(B)/      BONUS /(B)/           OPTIONS        COMPENSATION /(D)/
 PRINCIPAL POSITION            YEAR           $                  $                  #                 $
-----------------------      ---------   -----------       -----------         ------------      ----------------
Robert Margolis                 1998          -    /(E)/         -                  8,277             2,000
Chairman and                    1997          -    /(E)/         -                 10,000             3,500
Chief Executive Officer         1996          -    /(E)/         -                   -    /(F)/        -

Patricia Warren /(G)/           1998       216,667 /(H)/      100,000             165,548             9,000
President                       1997       325,000                                   -                8,750
                                1996       125,000               -                 75,000              -

Carol Gratzke                   1998       100,000 /(H)/       50,000             148,992             2,000
Chief Financial Officer         1997       125,000               -                 10,000             3,500
                                1996        68,269               -                 30,000              -

/(A)/ None of the Named Executive Officers earned Other Annual Compensation except for perquisites which in no case exceeded the lesser of $50,000 or 10% of total annual salary and bonus for the Eight Month Fiscal Period, Fiscal 1997 and Fiscal 1996, and as a result, the corresponding column was omitted.

/(B)/ Amounts shown include cash and non-cash compensation earned by Named Executive Officers; no amounts earned were deferred at the election of those officers.

/(C)/ None of the Named Executive Officers received reserved stock awards or long-term incentive plan payouts during the time covered by the Summary Executive Compensation Table and, as a result, the corresponding columns were omitted.

/(D)/ Represents payments made in accordance with the Company's compensation in lieu of dividend plan whereby each plan participant is paid an amount equal to the cash dividends which would have been paid on the vested option shares covered by stock options of the Company held by such participant as if such shares had been purchased by such participant prior to, and owned by such participant on, the record date and payment date for such cash dividend. (See "Compensation in Lieu of Dividends Plan" below.)

/(E)/ Mr. Margolis was appointed Chairman and Chief Executive Officer on May 4, 1995. Mr. Margolis provides his services to the Company pursuant to the terms of the Wilstar Management Agreement. For the Eight Month Fiscal Period, Fiscal 1997 and Fiscal 1996, Wilstar received $366,667, $400,000 and $400,000, respectively, in annual compensation for providing such services and has received and subsequently exercised certain options to purchase the Company Common Stock pursuant to the Wilstar Management Agreement. For the Eight Month Period, Fiscal 1997 and Fiscal 1996, Wilstar also received a bonus of $320,605, $375,000 and zero, respectively. The terms of the Wilstar Management Agreement have been amended for services rendered on or after June 1, 1997 (See "Employment Contracts and Management Agreements" below for a further description of the Wilstar Management Agreement, as amended). Prior to May 31, 1997, Mr. Margolis owned 50.1% of the stock of Wilstar. Mr. Margolis became the sole stockholder of Wilstar through a series of redemptions occurring on May 31, 1997 and June 23, 1997.

/(F)/ Pursuant to the Wilstar Management Agreement, Wilstar received and subsequently exercised 675,670 options to purchase shares of Common Stock. (See "Employment Contracts and Management Agreements" below for a further description of the Wilstar Management Agreement).

/(G)/ Mrs. Warren resigned as President on March 3, 1998, but will continue to work with the Company on related projects through the end of 1998.

/(H)/  Adjusted to reflect salary for the Eight Month Fiscal Period.

OPTION GRANTS IN LAST FISCAL YEAR

     Set forth below is further information on grants of stock options during the Eight Month Fiscal Period to the Named Executive Officers.

                                                                                                 POTENTIAL REALIZABLE
                                             PERCENTAGE                                              VALUE AT ASSUMED
                                              OF TOTAL                                               ANNUAL RATES OF
                       NUMBER OF              OPTIONS                                                  STOCK PRICE
                       SECURITIES             GRANTED                                                APPRECIATION FOR
                       UNDERLYING           TO EMPLOYEES     EXERCISE OR                               OPTION TERM
                        OPTIONS              IN FISCAL       BASE PRICE           EXPIRATION         OF UNEXERCISED
      NAME             GRANTED(#)            YEAR /(1)/       ($/SHARE)              DATE              OPTIONS /(2)/
------------------------------------------------------------------------------------------------------------------------
                                                                                                      5%          10%
                                                                                                    ------      ------
Robert Margolis         8,277 /(3)/              1.7%      $ 6.80 /(3)/        Sept. 14, 2002       $ 15,550    $ 34,362
------------------------------------------------------------------------------------------------------------------------
Patricia Warren        41,387 /(3)//(4)/         8.5%      $ 8.15 /(3)//(4)/     Nov. 9, 2007       $212,129    $537,576
                       41,387 /(3)//(4)/         8.5%      $ 8.97 /(3)//(4)/     Nov. 9, 2007       $233,472    $591,662
------------------------------------------------------------------------------------------------------------------------
Carol Gratzke          37,248 /(3)//(4)/         7.6%      $ 8.15 /(3)//(4)/     Nov. 9, 2007       $190,913    $483,814
                       37,248 /(3)//(4)/         7.6%      $ 8.97 /(3)//(4)/     Nov. 9, 2007       $210,121    $532,493
                       37,248 /(3)//(4)/         7.6%      $ 9.86 /(3)//(4)/     Nov. 9, 2007       $230,971    $585,326
                       37,248 /(3)//(4)/         7.6%      $10.85 /(3)//(4)/     Nov. 9, 2007       $254,162    $644,096

/(1)/ Ms. Warren was granted 165,548 options during the Eight Month Fiscal Period exercisable in four installments as described in Footnote 3 below. Due to Ms. Warren's resignation, she has or will vest in 82,774 of the 165,548 options granted. All 165,548 options granted to Ms. Warren were included in the calculation of the "Percentage of Total Options Granted to Employees in Fiscal Year."

/(2)/ The actual value, if any, the Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the Named Executive Officer will be at or near the value shown.

/(3)/ The number of securities underlying the options and the option exercise price are subject to adjustment in the event of a stock split or dividend, payment of an extraordinary dividend, recapitalization or certain other events. As a result of the Company's payment of a $5.50 cash dividend to the Company's shareholders, the number of securities underlying the options and the exercise price of the options were adjusted in accordance with Section 424(h) of the Code.

/(4)/ The options have exercise prices and become exercisable in four installments upon the following dates, subject to the optionee's continued employment by the Company on each vesting date installment: (i) 25% of the options vest immediately with an exercise price of $8.15, (ii) 25% of the options vest November 10, 1998 with an exercise price of $8.97, (iii) 25% of the options vest November 10, 1999 with an exercise price of $9.86 and (iv) 25% of the options vest November 10, 2000 with an exercise price of $10.85. If the grantee's employment is terminated under certain circumstances or there is a restructuring of the Company these options would become immediately exercisable. Ms. Warren resigned on March 3, 1998 and through her employment contract she will be paid through December 4, 1998, and therefore will receive the 41,387 options which will vest on November 10, 1998.

OPTION EXERCISES AND FISCAL YEAR END VALUES

     Set forth below is certain information concerning exercised and unexercised options to purchase Common Stock granted both in the Eight Month Fiscal Period and prior years under employment agreements to the Named Executive Officers, and held by them at January 31, 1998. During the Eight Month Fiscal Period, the Named Executive Officers exercised options and purchased 125,000 shares of stock.

                                                              NUMBER OF UNEXERCISED                 $ VALUE OF
                                                                   OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                                                JANUARY 31, 1998              JANUARY 31, 1998 /(2)/
                                                          ----------------------------     -----------------------------
                      SHARES ACQUIRED      VALUE
       NAME           ON EXERCISE (#)     REALIZED ($)    EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
       ----           ---------------     ------------    -----------    -------------     -----------     -------------
Robert Margolis /(1)/     10,000            $ 85,000         8,277            --              $7,863           $ --

Patricia Warren           75,000            $746,250        41,387          124,161           $ --             $ --

Carol Gratzke             40,000            $433,750        37,248          111,744           $ --             $ --

/(1)/ Does not include stock options granted to Wilstar pursuant to the Wilstar Agreement in connection with the Company's engagement of Robert Margolis as Chairman and Chief Executive Officer. Wilstar exercised 675,670 options during the Eight Month Fiscal Period and the value realized totaled $2,824,158. (See Employment Contracts and Management Agreements below for a further description of the Wilstar Management Agreement.).

/(2)/ Based on the closing price of the NASDAQ Small Cap Issue Market on January 30, 1998 ($7.75), net of the "adjusted" option exercise price.

EMPLOYMENT CONTRACTS AND MANAGEMENT AGREEMENTS

     On April 24, 1995, a group which included Mr. Margolis (the "Group") acquired approximately 22.3% of the Company's then outstanding Common Stock.
The Group sought to have Mr. Margolis installed as Chief Executive Officer and appointed a director of the Company. On May 4, 1995, the Company and Wilstar entered into the Wilstar Management Agreement pursuant to which Wilstar agreed to provide executive management services to the Company by providing the services of Robert Margolis as Chief Executive Officer. The Wilstar Management Agreement originally provided it would terminate on May 31, 1998; however, the Wilstar Management Agreement provided an automatic extension for additional one-year terms as long as the Company's pre-tax earnings are equal to at least 80% of the pre-tax earnings contained in the budget submitted to and approved by the Board of Directors for such fiscal year. During Fiscal 1996, Wilstar met the 80% pre-tax earnings rule; hence, the contract was extended for an additional one year term. In addition, Wilstar received an option to purchase 7.5% of the Company's Common Stock on a fully diluted basis (675,670 shares) at a purchase price of $3.00 per share (the "Wilstar Options"). All of these Wilstar options were exercised on December 29, 1997 and the shares issued were subsequently transferred pursuant to the terms of the Wilstar redemption agreement.

     On April 24, 1996, the Board of Directors revised the Wilstar Management Agreement to accelerate the vesting of Wilstar's Performance Options so that Wilstar was immediately vested in its right to purchase up to 20% of the Company's fully diluted Common Stock. Wilstar agreed to relinquish its rights to purchase up to an additional 2.5% of the Company's fully diluted stock pursuant to the Wilstar Performance Options. Wilstar exercised the Wilstar Performance Options in full on April 25, 1996 and purchased 1,674,739 shares. The Company accounted for this transaction as a non-cash charge to earnings of $4,567,000. On two separate occasions, Wilstar transferred these shares of stock to its principals in satisfaction of certain loans, bonuses, etc. and in accordance with the terms of Wilstar's redemption agreement.

     The Wilstar Management Agreement further provides that Wilstar and the Group together have the right to elect two members of the Company's Board of Directors.

     Effective for services rendered on or after June 1, 1997, the Compensation Committee and the Board of Directors amended the Wilstar Management Agreement by the adoption of two amendments, designated, respectively, the Second Amendment and the Third Amendment. The changes to the Wilstar Management Agreement made by the Second amendment include (i) extension of the specified term of the Wilstar Management Agreement to May 31, 2000; (ii) modification of the existing provision of the Wilstar Management Agreement for automatic extension of its term for an additional year for each year after Fiscal 1997 in which the Company achieves specified levels of pre-tax earnings;
(iii) increase in the annual base compensation of Wilstar from $400,000 to $550,000; (iv) provision for an annual cost-of-living increase in base compensation after Fiscal 1998; and (v) increase in the annual performance bonus percentage payable to Wilstar based on the Company's earnings before interest, taxes, depreciation and amortization above specified levels from 10% to 15% of such earnings in excess of $10,000,000.

     The Third Amendment, approved by a majority of shareholders on September 15, 1997 at the 1997 Annual Meeting, further provided changes to the Wilstar Management Agreement including, (i) provision for payment of an "acquisition bonus" to Wilstar in the event of an acquisition of the Company for a price per share of not less than $12 (after giving effect to the extraordinary dividend paid by the Company on January 15, 1998) pursuant to an acquisition agreement entered into by the end of fiscal year 2000 (the amount of such acquisition bonus ranges from $1,000,000 to $2,500,000 in the event of an acquisition of the Company for a price per share ranging from $12 to $15 (after giving effect to the extraordinary dividend paid by the Company on January 15, 1998) or more and automatically decreases by one-third per year if the acquisition agreement is not entered into by the end of May 31, 1998, 1999, or 2000); and (ii) provision for payment of $3,000,000 to Wilstar in consideration for an agreement not to compete with the Company for a specified period of time by Wilstar and Mr. Margolis in the event of an acquisition of the Company pursuant to an acquisition agreement entered into by the end of May 31, 2000 (the amount of such payment automatically decreases by one-third per year if the acquisition agreement is not entered into by the end of May 31, 1998, 1999, or 2000).

     Ms. Warren, the former President of the Company who resigned March 3, 1998, was employed pursuant to a three-year agreement expiring May 30, 1998 which provides for a salary at an annual rate of $100,000 from June 21, 1995 to May 31, 1996 and $325,000 from June 1, 1996 to May 31, 1998. Mrs. Warren will continue to work with the Company on selected special projects through November 1998 and will continue to be paid her salary through December 4, 1998.

COMPENSATION IN LIEU OF DIVIDENDS PLAN

     During the Eight Month Fiscal Period, the Board of Directors adopted a plan for compensation of officers of the Company, employees of the Company, and Wilstar in lieu of cash dividends. If and when cash dividends are paid on outstanding shares of Common Stock of the Company, compensation will be paid to each plan participant in an amount equal to the cash dividends which would have been paid on the vested options shares covered by stock options of the Company held by such participant as if such shares had been purchased by such participant prior to, and were outstanding and owned by such participant on, the record date and the payment date for such cash dividend. The plan began on January 15, 1997 and will terminate on December 31, 1998 or such earlier or later date as may be determined by the Board of Directors. During the Eight Month Fiscal Period, an aggregate of $150,801 was paid to participants in the plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 23, 1997 the Company loaned $2.0 million to Robert Margolis, who is a director, the Chairman of the Board of Directors and the Chief Executive Officer of the Company. The loan was approved by a majority of the disinterested members of the Company's Board of Directors on December 19, 1997. Mr. Margolis executed a note, dated December 23, 1997, in favor of the Company for $2.0 million which yields 6.0% interest per annum, which has been recorded as a reduction to stockholders' equity on the Company's January 31, 1998 balance sheet. The principal amount of the note and all accrued interest thereon is due and payable on December 23, 2002. The note may be repaid in whole or in part at any time without penalty.

     In connection with the recapitalization of the Company which resulted in a $5.50 per share dividend to shareholders, the Company paid Libra Investments, Inc. fees totaling $1,432,000. Mr. Jess Ravich, the Chairman of Libra Investments, Inc., is a member of the Board of Directors of the Company.

     For more information with respect to certain transactions and relationships between the Company and certain executive officers, directors and related parties, see "Compensation Committee Interlocks and Insider Participation" above.

                   REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the information contained in this report shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference, in whole or in part, into any future filing under the Securities Act or Exchange Act, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K.

     The Compensation Committee reviews the performance of the Chief Executive Officer of the Company, makes recommendations to the Board of Directors as to the compensation of the Chief Executive Officer and the other executive officers of the Company and reviews compensation programs for any other key employee, including salary and cash bonus levels and the stock option grants under the 1995 Incentive Stock Option Plan.

     Compensation Policies and Philosophy. The Company's executive compensation policies are designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking the executive officers' compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses and stock options to achieve these objectives.

     In carrying out these objectives, the Compensation Committee considers a number of factors which include the types of compensation paid to executive officers in similar positions by comparable companies in the same industry. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to the business environment, and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the individual performance of the Chief Executive Officer and, as appropriate, approves the recommendations of the Chief Executive Officer relating to the performance of the other executive officers and their ability to perform their given tasks, knowledge of their jobs, and their ability to work with others toward the achievement of the Company's goals.

     The Compensation Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code which, beginning in 1994, limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the next four most highly compensated executive officers. It is the policy of the Compensation Committee to attempt to have all compensation treated as tax-deductible compensation wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation is paid. However, this policy does not rule out the ability to make awards or to approve compensation that may not qualify for the compensation deduction, if there exists sound corporate reasons for so doing.

     Components of Compensation. Executive officer salaries are established in relation to a range of salaries for comparable positions among companies of comparable size and complexity with the exception of the Chief Executive Officer salary which is based upon a three year contract with The Newstar Group d/b/a The Wilstar Group. The Company seeks to pay its executive officers salaries that are commensurate with the qualifications, duties and responsibilities that are competitive in the marketplace. In making its annual salary recommendation, the Compensation Committee looks at the Company's financial position and performance and the overall contribution of the executive officers as a group during the prior fiscal year in helping to meet the Company's financial and business objectives. The Compensation Committee recommends and approves any changes to the original and amended Wilstar Management Agreement. The Compensation Committee also makes recommendations on a range of salary changes for the other executive officers as well.

     Stock options grants and annual cash bonuses to executive officers are used to provide executive officers with financial incentives to meet annual performance targets of the Company. Since stock options have value only if the price of the Company's Common Stock increases over the exercise/grant price, the Compensation Committee believes that stock option grants to executive officers provide incentives for executive officers to build shareholder value and thereby align the interests of the executive officers with the shareholders. The Compensation Committee believes that these grants which may vest over a period of two or more years also provide incentives for executive officers to stay with the Company. The size of the option grants is usually based upon factors such as comparable equity compensation offered by other companies, the seniority of the executive officer and the contribution that the executive officer is expected to make to the Company. In determining the size of the periodic grants, the Compensation Committee also considers prior grants to the executive officer and his or her expected contributions during the succeeding fiscal year.

     Compensation of the Chief Executive Officer. The Compensation Committee reviews the performance of the Chief Executive Officer of the Company, as well as other executives of the Company, annually. On May 4, 1995, the Company and Wilstar entered into the Wilstar Management Agreement pursuant to which Wilstar agreed to provide executive management services to the Company by providing the services of Robert Margolis as Chief Executive Officer. On July 11, 1997, the Wilstar Management Agreement was amended to provide for (i) management fees of $550,000 per year, and (ii) an annual performance bonus of 15% of the Company's earnings before interest, taxes, depreciation and amortization, in excess of $10,000,000, which amendment was determined based on a consideration of the various factors discussed above, including the performance of the Company, the individual performance of Mr. Margolis and Mr. Margolis' performance compared to various objective and subjective goals established by the Board of Directors.


Respectfully submitted,


Compensation Committee
Mr. Timothy Ewing
Mr. Jess Ravich
Mr. Douglas Weitman

                            COMMON STOCK PERFORMANCE

     The Company has reorganized under Chapter 11 of the Bankruptcy Code twice since June of 1993. As a result of the 1993 and 1994 Chapter 11 reorganizations, holders of the Company's then outstanding common stock received approximately 8% and 1.6% of the reorganized Company's common stock, respectively. Accordingly, the holder of 1000 shares of the Company's then outstanding common stock during the quarter ended May 29, 1993 which shares traded as high as $.875 per share during such period would now have the right to less than one share of Common Stock of the Company. The Company's Chapter 11 reorganizations in 1993 and 1994 essentially diluted the Company's then outstanding common stock to a fraction of its value prior to such reorganizations thereby making stock performance comparisons with the trading price of the then outstanding common stock of the Company or other comparable companies during such periods meaningless.

     Due to the nature of the Company's business being that of a licensor of its Cherokee and Sideout brands to wholesalers and retailers, which put those brand(s) on various product categories including but not limited to footwear, apparel, accessories, watches, eyewear, home textile products and sporting goods, the Company does not believe that a comparable peer group of publicly traded licensing companies exists; hence, the Company's return on investment was compared to the NASDAQ INDEX COMPOSITE and S&P 100-LTD.

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ INDEX COMPOSITE and the S&P 100-LTD for the period commencing June 27, 1995 (the date the Registration Statement on Form 10 of the Company registering the new Common Stock became effective) and ending on January 30, 1998. The data set forth below assumes the value of an investment in the Company's Common Stock and each Index was $100 on June 27, 1995. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act, the information contained in the graph shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference, in whole or in part, into any future filing under the Securities Act or Exchange Act, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                        COMPARISON OF TOTAL RETURN AMONG
         CHEROKEE INC., THE NASDAQ INDEX COMPOSITE AND THE  S&P 100-LTD

Measurement Period            CHEROKEE*    NASDAQ INDEX
(Fiscal Year Covered)           INC.        COMPOSITE      S&P 100-LTD
-------------------          ----------    ------------    -----------
Measurement Pt-
06/27/95                     $100.00       $100.00         $100.00
01/1996                      $127.07       $113.97         $119.38
01/1997                      $263.97       $149.41         $154.25
01/1998                      $516.43       $176.72         $190.46

* Please note that the Total Shareholder Return set forth in the graph assumes the following dividends paid by the Company were reinvested monthly:
       the $0.60 per share dividend which was paid on May 30, 1996, the $0.15 per share dividend which was paid on March 17, 1997, the $0.20 per share dividend which was paid on May 30, 1997 and August 29, 1997 and the $5.50 per share dividend which was paid on January 15, 1998.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16 of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file various reports with the SEC and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. The SEC rules also require that copies of these filings be furnished to the Company.

     To the Company's knowledge, based solely on its review of copies of such reports received or written representations from certain reporting persons that no other reports were required during the Eight Month Fiscal Period, all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) stockholders were met during the Eight Month Fiscal Period.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On May 30, 1995 the Company engaged Coopers & Lybrand L.L.P. ("Coopers") to serve as its principal independent accountant to audit its financial statements commencing for the year ended June 3, 1995. A representative of Coopers is expected to attend the Annual Meeting, such representative will have an opportunity to make a statement if he or she desires to do so, and such representative will be available to answer questions, if any, from stockholders.


                                 OTHER MATTERS

ADDITIONAL INFORMATION

     Copies of the Company's Annual Report on Form 10-K for the eight months ended January 31, 1998, (including financial statements and financial statement schedules) as filed with the Securities and Exchange Commission are available upon written request from the office of Investor Relations, Cherokee Inc., 6835 Valjean Avenue, Van Nuys, CA 91406.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any proposal relating to a proper subject which a stockholder may intend to be presented for action at the next Annual Meeting of Stockholders must be received by the Company no later than January 8, 1999, to be considered for inclusion in the proxy material to be disseminated by the Board in accordance with the provisions of Rule 14a(8)(3)(i) promulgated under the Exchange Act. Copies of such proposals should be sent to the Corporate Secretary at the Company's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

OTHER BUSINESS OF THE MEETING

     The Board is not aware of any matter to be presented at the Annual Meeting or any postponement or adjournment thereof which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board, or if no such recommendation is given, in their own discretion.

COST OF SOLICITING PROXIES

     The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company has retained U.S. Stock Transfer Corporation to assist in soliciting proxies with respect to shares of Common Stock held of record by brokers, nominees and institutions. The Company does not anticipate that the costs of such proxy solicitation firm will exceed $10,000, plus its out of pocket fees and expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.


                                    BY ORDER OF THE BOARD OF DIRECTORS,

                                    /s/ Carol A. Gratzke

                                    CAROL A. GRATZKE
                                    SECRETARY


LOS ANGELES, CALIFORNIA
DATED:  MAY 8, 1998

                                   EXHIBIT A

                              SECOND AMENDMENT TO
                 CHEROKEE INC. 1995 INCENTIVE STOCK OPTION PLAN


          THIS SECOND AMENDMENT TO CHEROKEE INC. 1995 INCENTIVE STOCK OPTION PLAN, dated as of June 8, 1998, is made and adopted by CHEROKEE INC., a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

          WHEREAS, effective July 25, 1995, the Company adopted the Cherokee Inc. 1995 Incentive Stock Option Plan (the "Plan") for the benefit of its officers and other key employees;

          WHEREAS, effective as of October 9, 1996, the Company amended and restated the Plan, and effective as of November 27, 1997, the Company further amended the Plan;

          WHEREAS, the Company desires to amend the Plan so as to expand the class of persons eligible to receive Options thereunder and to increase the number of shares reserved for issuance thereunder; and

          WHEREAS, this Second Amendment was duly adopted by a resolution of the Board of Directors of the Company dated as of May 1, 1998, subject to approval thereof by the Company's shareholders.

          NOW THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

          1. Section 4.2 of the Plan is hereby amended by adding the following sentence after the first sentence of such Section:

               "Notwithstanding the foregoing, with respect to Options granted to members of the Stock Option Committee, the Plan Administrator shall be the Board."

          2. Section 5 of the Plan is hereby amended by deleting the parenthetical phrase "(other than members of the Stock Option Committee while serving on the Stock Option Committee)" from the first sentence of such Section.

          3. Section 6 of the Plan is hereby amended by deleting the second sentence of such Section in its entirety and replacing it with the following sentence:

               "The aggregate number of shares which may be issued pursuant to exercise of Options granted under the Plan, as amended, shall not exceed 900,000 shares of Common Stock (subject to adjustment as provided in Section 7.13 hereof), including shares previously issued under the Plan."

          4. This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.

          5. This Second Amendment shall be effective as of June 8, 1998, subject to approval thereof by the Company's shareholders.

          6. Except as set forth herein, the Plan shall remain in full force and effect.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEROKEE INC.

               1998 ANNUAL MEETING OF STOCKHOLDERS, JUNE 8, 1998

  The undersigned hereby appoints Robert Margolis and Keith Hull, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 1998 Annual Meeting of Stockholders of Cherokee Inc. (including all adjournments thereof) to be held at the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, on June 8, 1998 at 10:00 A.M. Pacific Time, on all matters that may come before the Annual Meeting.

  The undersigned hereby instructs said proxies or their substitutes:

   1.  ELECTION OF DIRECTORS:    [_] To VOTE FOR all nominees  [_] To WITHHOLD AUTHORITY to
                                     listed below.                 vote for all nominees
                                                                   listed below.

    Robert Margolis, Timothy Ewing, Douglas Weitman, Jess Ravich, Keith Hull

  INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

  -----------------------------------------------------------------------------

  2. AMENDMENT TO CHEROKEE INC. 1995 INCENTIVE STOCK OPTION PLAN: Approval of the amendment to the Cherokee Inc. 1995 Incentive Stock Option Plan (the "Amendment").

   [_] To VOTE FOR approval of   [_] To VOTE AGAINST           [_] To ABSTAIN with regard
       the Amendment                 approval of the Amendment     to approval of the Amendment

  3. DISCRETIONARY AUTHORITY: In their discretion, the proxies are authorized to vote with respect to all other matters which may properly come before the Annual Meeting.


  THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF THE AMENDMENT TO THE CHEROKEE INC. 1995 INCENTIVE STOCK OPTION PLAN.

  The undersigned hereby revokes any proxies heretofore given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated May 8, 1998, and a copy of the Company's Annual Report on Form 10-K for the eight month period ended January 31, 1998.

Dated: ______________ , 1998                      _____________________________

                                                  _____________________________
                                                  Signature(s)

                                                  Note: Your signature should
                                                  appear the same as your name
                                                  appears hereon. In signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please indicate
                                                  the capacity in which
                                                  signing, when signing as
                                                  joint tenants, all parties
                                                  in the joint tenancy must
                                                  sign. When a proxy is given
                                                  by a corporation, it should
                                                  be signed by an authorized
                                                  officer and the corporate
                                                  seal affixed. No additional
                                                  postage is required if
                                                  mailed within the United
                                                  States.